Exhibit 99.1

LUMINEX CORPORATION REPORTS FOURTH QUARTER AND FULL YEAR 2016 RESULTS

AUSTIN, Texas (February 6, 2017) - Luminex Corporation (NASDAQ:LMNX) today announced financial results for the fourth quarter and full year 2016 ended December 31, 2016. Financial and operating highlights include the following:

•	Consolidated fourth quarter and full year 2016 revenue of $72.3 million and $270.6 million, an increase of 20% and 14% compared to the fourth quarter and full year 2015.

•	In the fourth quarter, Nanosphere contributed revenue of $9.5 million, growth of 39% over year-ago period.

•
GAAP net loss for the fourth quarter was $3.4 million, or $0.08 per diluted share. GAAP net income for the full year 2016 was $13.8 million, or $0.32 per diluted share. Non-GAAP net income for the fourth quarter and full year 2016 was $4.6 million and $40.0 million, or $0.11 and $0.93 per diluted share (see Non-GAAP reconciliation).

•	The company recognized a charge of $2.5 million in the fourth quarter of 2016 in conjunction with reorganization activities and expects total annualized savings of approximately $9 million.

•	In December, we received FDA clearance for the ARIES® Group B Strep assay and end 2016 with three ARIES FDA IVD cleared assays.

“When I joined Luminex more than two years ago my immediate goals were to simplify our business, improve operating efficiency and drive profitability.  In addition, a pivotal goal was to set the Company on a strategic growth path that would increase shareholder value for the foreseeable future.  We remain laser focused on delivering it.  During 2016 we acquired Nanosphere, eliminated several lines of business and redeployed those personnel to our family of molecular sample-to-answer solutions which now include ARIES®, Verigene®, and in the future, Project ATLAS. These platform solutions enable our clinical laboratory customers to simplify complex workflows while delivering accurate and timely data to improve patient care,” said Homi Shamir, President and Chief Executive Officer of Luminex.

“We recorded over 14% growth in 2016 with solid contributions from our core businesses and the successful integration and expansion of Nanosphere.  We see that strong momentum continuing in 2017, supported by our balanced business model - a solid, profitable partner business and a rapidly expanding portfolio of molecular sample-to-answer solutions and an experienced and dedicated management team,” he added.

REVENUE SUMMARY
(in thousands, except percentages)

	Three Months Ended
	December 31,		Variance
	2016	2015	($)	(%)
	(unaudited)

System sales	$9,611	$8,547	$1,064	15%
Consumable sales	11,107	10,568	539	5%
Royalty revenue	10,157	9,489	668	7%
Assay revenue	36,697	26,893	9,804	36%
All other revenue	4,699	4,952	(253)	(5)%
	$72,271	$60,449	$11,822	20%

	Twelve Months Ended
	December 31,		Variance
	2016	2015	($)	(%)
	(unaudited)

System sales	$37,416	$30,676	$6,740	22%
Consumable sales	48,596	43,282	5,314	12%
Royalty revenue	44,045	41,513	2,532	6%
Assay revenue	122,064	101,216	20,848	21%
All other revenue	18,518	21,021	(2,503)	(12)%
	$270,639	$237,708	$32,931	14%

Additional Highlights:

•	Infectious disease assay sales were approximately 78% of total assay sales for the fourth quarter and genetic testing assays were 22%.

•	272 multiplexing analyzers were shipped during the quarter; included in this figure is a combination of MAGPIX® systems, LX systems, FLEXMAP 3D® systems.

FINANCIAL OUTLOOK AND GUIDANCE

The Company intends to provide annual revenue guidance, to be updated, as appropriate, at each quarterly reporting period. Following the corporate announcement on January 9, Luminex reiterates its 2017 annual revenue guidance range to between $295 million and $305 million. The company anticipates first quarter 2017 revenue to be between $73 million and $75 million.

CONFERENCE CALL

Management will host a conference call at 3:30 p.m. CDT / 4:30 p.m. EDT, Monday, February 6, 2017 to discuss the operating highlights and financial results for the fourth quarter and full year 2016 ended December 31, 2016. The conference call will be webcast live and may be accessed at Luminex Corporation’s website at http://www.luminexcorp.com. Simply log on to the web at the address above, go to the Company section and access the Investor Relations link. Please go to the website at least 15 minutes prior to the call to register, download and install any necessary audio/video software. If you are unable to participate during the live webcast, the call will be archived for six months on the website using the ‘replay’ link.

Luminex develops, manufactures and markets proprietary biological testing technologies with applications throughout the life sciences industry. The Company’s xMAP® system is an open-architecture, multi-analyte technology platform that delivers fast, accurate and cost-effective bioassay results to markets as diverse as pharmaceutical drug discovery, clinical diagnostics and biomedical research, including the genomics and proteomics research markets. The Company’s xMAP technology is sold worldwide and is in use in leading research laboratories as well as major pharmaceutical, diagnostic and biotechnology companies. Further information on Luminex or xMAP can be obtained on the Internet at http://www.luminexcorp.com.

Statements made in this release that express Luminex’s or management’s intentions, plans, beliefs, expectations or predictions of future events are forward-looking statements. Forward-looking statements in this release include statements regarding: the expansion of our installed base of multiplexing systems; the development progress of our pipeline products, including ARIES® and NxTAG® products, market acceptance of our products, including instruments, consumables and assays, regulatory clearance of our products; the ability of our investment in current initiatives and new products to drive long-term value for our shareholders; and, projected 2017 performance, including revenue guidance, including the revenue contribution from our recently completed acquisition of Nanosphere, Inc. The words "believe," "expect," "intend," "estimate," "anticipate," "will," "could," "should" and similar expressions are intended to further identify such forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. It is important to note that the Company’s actual results or performance could differ materially from those anticipated or projected in such forward-looking statements. Factors that could cause Luminex’s actual results or performance to differ materially include risks and uncertainties relating to, among others, market demand and acceptance of Luminex’ products and technology in development, including ARIES® and NxTAG products, the uncertainty relating to increased focus on direct sales to the end user, dependence on strategic partners for development, commercialization and distribution of products, concentration of Luminex’ revenue in a limited number of direct customers and strategic partners, some of which may be experiencing decreased demand for their products utilizing or incorporating Luminex’ technology, budget or finance constraints in the current economic environment, or periodic variability in their purchasing patterns or practices as a result of material resource planning challenges, the timing of and process for regulatory approvals, the impact of the ongoing uncertainty in global finance markets and changes in governmental funding, including its effects on the capital spending policies of Luminex’ partners and end users and their ability to finance purchases of Luminex’ products, fluctuations in quarterly results due to a lengthy and unpredictable sales cycle, fluctuations in bulk purchases of consumables, fluctuations in product mix, and the seasonal nature of some of Luminex’ assay products, Luminex’ ability to obtain and enforce intellectual property protections on Luminex’ products and technologies, risks and uncertainties associated with implementing Luminex’ acquisition strategy, including Luminex’ ability to obtain financing, Luminex’ ability to integrate acquired companies or selected assets into Luminex’ consolidated business operations, and the ability to recognize the benefits of Luminex’ acquisitions, reliance on third party distributors for distribution of specific Luminex-developed and manufactured assay products, Luminex’ ability to scale manufacturing operations and manage operating expenses, gross margins and inventory levels, changes in principal members of Luminex’ management staff, potential shortages, or increases in costs, of components or other disruptions to Luminex’ manufacturing operations, competition and competitive technologies utilized by Luminex’ competitors, Luminex’ ability to successfully launch new products in a timely manner, Luminex’ increasing dependency on information technology to enable Luminex to improve the effectiveness of Luminex’ operations and to monitor financial accuracy and efficiency, the implementation, including any modification, of Luminex’ strategic operating plans, the uncertainty regarding the outcome or expense of any litigation brought against or initiated by Luminex, and risks relating to Luminex’ foreign operations, including fluctuations in exchange rates, tariffs, customs and other barriers to importing/exporting materials and products in a cost effective and timely manner; difficulties in accounts receivable collections; the burden of monitoring and complying with foreign and international laws and treaties; and the burden of complying with and change in international taxation policies, as well as the risks discussed under the heading "Risk Factors" in Luminex’s Reports on Forms 10-K and 10-Q, as filed with the Securities and Exchange Commission. The forward-looking statements, including the financial guidance and 2017 outlook, contained herein represent the judgment of Luminex as of the date of this press release, and Luminex expressly disclaims any intent, obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in Luminex’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

LUMINEX CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31,	December 31,
	2016	2015
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$93,452	$128,546
Short-term investments	—	11,988
Accounts receivable, net	32,365	28,853
Inventories, net	40,775	31,252
Prepaids and other	7,145	8,887
Total current assets	173,737	209,526
Property and equipment, net	57,375	47,796
Intangible assets, net	84,841	52,482
Deferred income taxes	42,497	31,821
Long-term investments	—	7,459
Goodwill	85,481	49,619
Other	6,785	3,853
Total assets	450,716	402,556
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$12,276	$7,868
Accrued liabilities	22,804	15,152
Deferred revenue	5,120	4,212
Total current liabilities	40,200	27,232
Deferred revenue	1,875	2,064
Other	4,962	4,724
Total liabilities	47,037	34,020
Stockholders' equity:
Common stock	43	42
Additional paid-in capital	336,430	321,657
Accumulated other comprehensive loss	(1,692)	(1,296)
Retained earnings	68,898	48,133
Total stockholders' equity	403,679	368,536
Total liabilities and stockholders' equity	$450,716	$402,556

LUMINEX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
	(unaudited)		(unaudited)

Revenue	$72,271	$60,449	$270,639	$237,708
Cost of revenue	28,008	17,043	90,984	69,001
Gross profit	44,263	43,406	179,655	168,707
Operating expenses:
Research and development	13,335	10,942	48,659	42,690
Selling, general and administrative	28,569	23,020	99,511	84,760
Amortization of acquired intangible assets	2,421	1,445	8,218	3,900
Restructuring costs	2,281	—	2,281	—
Total operating expenses	46,606	35,407	158,669	131,350
Income from operations	(2,343)	7,999	20,986	37,357
Other income, net	24	23	(1,371)	987
Settlement of litigation	—	2,000	—	(5,300)
Income before income taxes	(2,319)	10,022	19,615	33,044
Income tax expense	(1,041)	10,355	(5,801)	3,817
Net income	$(3,360)	$20,377	$13,814	$36,861
Net income per share, basic	$(0.08)	$0.48	$0.32	$0.88
Shares used in computing net income per share, basic	42,768	42,241	42,584	42,091
Net income per share, diluted	$(0.08)	$0.47	$0.32	$0.86
Shares used in computing net income per share, diluted	42,768	42,923	43,013	42,637

LUMINEX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
	(unaudited)		(unaudited)
Cash flows from operating activities:
Net income	$(3,360)	$20,377	$13,814	$36,861
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,730	4,011	20,131	13,744
Stock-based compensation	3,640	3,086	11,821	10,855
Deferred income tax benefit	(845)	(11,831)	3,626	(5,624)
Excess income tax expense from employee stock-based awards	—	(1,015)	—	(10)
Loss (gain) on sale or disposal of assets	137	1,128	265	385
Other	(508)	(124)	(1,378)	(252)
Changes in operating assets and liabilities:
Accounts receivable, net	(2,419)	(2,695)	1,136	(594)
Inventories, net	681	(1,938)	(5,484)	5,476
Other assets	2,041	661	1,811	(968)
Accounts payable	2,410	(1,407)	3,460	(3,943)
Accrued liabilities	6,800	3,364	198	1,879
Deferred revenue	(452)	(215)	281	(427)
Net cash provided by operating activities	13,855	13,402	49,681	57,382
Cash flows from investing activities:
Purchases of available-for-sale securities	—	(7,488)	—	(7,488)
Sales and maturities of available-for-sale securities	—	4,000	19,491	4,000
Purchase of property and equipment	(4,736)	(3,407)	(13,130)	(18,706)
Proceeds from sale of assets	—	—	45	893
Business acquisition consideration, net of cash acquired	—	—	(68,098)	—
Purchase of cost method investment	(500)	—	(1,000)	—
Acquired technology rights	—	—	(200)	(852)
Net cash used in investing activities	(5,236)	(6,895)	(62,892)	(22,153)
Cash flows from financing activities:
Payments on debt	—	—	(25,000)	—
Proceeds from employee stock plans and issuance of common stock	1,528	1,428	5,089	3,118
Shares surrendered for tax withholding	(222)	(10)	(1,719)	(1,603)
Excess income tax (benefit) expense from employee stock-based awards	—	1,016	—	10
Net cash provided by (used in) financing activities	1,306	2,434	(21,630)	1,525
Effect of foreign currency exchange rate on cash	(618)	52	(253)	98
Change in cash and cash equivalents	9,307	8,993	(35,094)	36,852
Cash and cash equivalents, beginning of period	84,145	119,553	128,546	91,694
Cash and cash equivalents, end of period	$93,452	$128,546	$93,452	$128,546

LUMINEX CORPORATION
NON-GAAP RECONCILIATION
(in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
	(unaudited)		(unaudited)

Income from operations	$(2,343)	$7,999	$20,986	$37,357
Stock-based compensation	3,640	3,086	11,821	10,855
Amortization of acquired intangible assets	2,421	1,445	8,218	3,900
Costs associated with legal proceedings	—	(14)	—	616
Acquisition costs	731	—	3,218	—
Severance costs	—	107	1,035	391
Restructuring costs	2,525	—	2,525	—
Adjusted income from operations	$6,974	$12,623	$47,803	$53,119
Other income, net	24	23	(1,371)	987
Gain on sale of cost method equity investment	—	—	—	(892)
Acquisition costs	—	—	1,500	—
Income tax expense	(1,041)	10,355	(5,801)	3,817
Income tax effect of above adjusting items	(1,397)	1,049	(2,118)	(2,539)
Adjusted net income	$4,560	$24,050	$40,013	$54,492
Adjusted net income per share, basic	$0.11	$0.57	$0.94	$1.29
Shares used in computing adjusted net income per share, basic	42,768	42,241	42,584	42,091
Adjusted net income per share, diluted	$0.11	$0.56	$0.93	$1.28
Shares used in computing adjusted net income per share, diluted	42,768	42,923	43,013	42,637

The Company makes reference in this release to non-GAAP operating income and non-GAAP net income which excludes stock-based compensation expense, amortization of acquired intangible assets and the impact of costs associated with legal proceedings, which are unpredictable and can vary significantly from period to period and certain other recurring and non-recurring expenses. The Company believes that excluding these items and their related tax effects from its financial results reflects operating results that are more indicative of the Company’s ongoing operating performance while improving comparability to prior periods, and, as such may provide investors with an enhanced understanding of the Company’s past financial performance and prospects for the future. In addition, the Company’s management uses such non-GAAP measures internally to evaluate and assess its core operations and to make ongoing operating decisions. This information is not intended to be considered in isolation or as a substitute for income from operations, net income, net income per share or expense information prepared in accordance with GAAP.

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